                                                                    EXHIBIT 10.1
                                                                    ------------

                             EMPLOYMENT AGREEMENT
                             --------------------


     EMPLOYMENT AGREEMENT dated as of March 26, 1997, by and between MIM Corporation with its principal place of business at One Blue Hill Plaza, 15th Floor, P.O. Box 1670, Pearl River, New York 10965-8670 (hereinafter referred to as the "Company"), and Barry A. Posner residing at 105 West 73rd Street, Apartment 6C, New York, New York 10023 (hereinafter referred to as the "Executive").

     WHEREAS, the Company wishes to offer employment to the Executive, and the Executive wishes to accept such offer, on the terms set forth below;

     Accordingly, the parties hereto agree as follows:

     1. Term.  The Company hereby employs the Executive, and the Executive
        ----
hereby accepts such employment, commencing as of the date hereof and ending when terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term").

     2. Duties. The Executive, in his capacity as General Counsel and Corporate
        ------
Secretary of the Company, shall faithfully perform for the Company the duties of said offices and such other duties of an executive, managerial, or administrative nature as shall be specified and designated from time to time by the Board of Directors of the Company (the "Board"), the Chief Executive Officer and Chief Operating Officer of the Company. The Executive shall devote substantially all of his business time and effort to the performance of his duties hereunder.

     3. Compensation.
        -------------

        3.1 Salary. The Company shall pay the Executive during the Term an
            ------
initial salary at the rate of $165,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives, in installments not less frequently than monthly. The Chief Operating Officer of the Company shall, three months from the date hereof, review the Executive and, in the sole discretion of the Chief Operating Officer of the Company and in the event of a favorable review, increase the Annual Salary to $175,000. Thereafter, from time to time, and at least annually, the Board or the Chief Operating Officer of the Company shall review the Executive's Annual Salary and if the Board or the Chief Operating Officer, in its discretion, increases the Annual Salary, then upon such increase, the increased amount shall thereafter be deemed to be the "Annual Salary." Annual Salary shall not be reduced at any time, including, without limitation, after any increase provided under this Section 3.1 .

        3.2 Benefits - In General. The Executive shall be permitted during the
            --------
Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, salary reviews, and similar benefits (other than bonuses and stock options or other equity-based compensation, which are provided for under Section 3.3 and 3.4, or severance, displacement or other similar benefits) which are of a type available from time to time to other senior executives of the Company generally, in each case to the extent that the Executive is eligible under the terms of such plans or programs.

        3.3 Specific Benefits. Without limiting the generality of Section 3.2,
            -----------------
the Executive during the Term shall (i) be eligible to participate in the Company's Executive Bonus Program established for the benefit of senior officers in accordance with its terms as amended from time to time (at levels consistent with the Executive's position relative to other members of senior management),
(ii) be entitled to a life insurance policy with a face value of $1,000,000 the premium for which shall be paid entirely by the Company (or by the Executive and reimbursed by the Company) and (iii) be eligible for director and officer liability insurance to the extent provided to other senior executives of the Company generally.

        3.4 Grant of Option. The Executive shall be granted an option, which
            ---------------
shall not be required to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended, to purchase 50,000 shares of common stock of the Company, par value .0001 per share, at a per-share price equal to the closing sales price per share on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on the date hereof. Subject to Section 5 hereof and the applicable award agreement, thirty-three and one-third percent (33 1/3%) of the option shall vest and become exercisable, on each of the first, second, and third anniversaries of the date hereof. The option shall be subject to the terms of a definitive stock option agreement to be provided by the Company.

        3.5 Vacation. The Executive shall be entitled to vacation of 15 business
            --------
days per year, increasing to 20 business days per year on the first anniversary of the date hereof, to be accrued and available in accordance with the policies applicable to senior executives of the Company generally (other than the Founders).

        3.6 Automobile. The Company will provide the Executive a monthly
            ----------
allowance of $450 for the use of an automobile.

        3.7 Expenses. The Company shall pay or reimburse the Executive for all
            --------
ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement including, but not limited to, business travel expenses; provided that the Executive submits proof of such expenses, with the properly completed forms as prescribed from time to time by the Company, in accordance with the policies applicable to senior executives of the Company generally.

     4. Termination upon Death or Disability.
        -------------------------------------

        4.1 Termination upon Death. If the Executive dies during the Term, the
            ----------------------
obligations of the Company to or with respect to the Employee shall terminate in their entirety except as otherwise provided under this Section 4. Upon death,
(i) the Executive's estate or beneficiaries shall be entitled to receive any Annual Salary and other benefits (including bonuses awarded but not yet paid) earned and accrued under this Agreement prior to the date of termination (and reimbursement for expenses incurred prior to the date of termination as set forth in Section 3.7), and (ii) the Executive's estate and beneficiaries shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

     4.2 Termination upon Disability. If the Executive by virtue of ill health
         ---------------------------
or other disability is unable to perform substantially and continuously the duties assigned to him for more than 180 consecutive or non-consecutive days out of any consecutive twelve-month period, the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive; provided that the Company will have no right to terminate the Executive's employment if, in the opinion of a qualified physician reasonably acceptable to the Company, it is reasonably certain that the Executive will be able to resume the Executive's duties on a regular full-time basis within 30 days of the date the Executive receives notice of such termination. Upon a termination of employment by virtue of disability, (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded but not yet paid) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in Section 3.7); (ii) the Executive shall receive for a period of nine months after termination of employment (A) the Annual Salary that the Executive was receiving at the time of such termination of employment, payable in accordance with Section 3.1 and (B) such continuing coverage under the benefit plans and programs the Executive would have received under this Agreement as would have applied in the absence of such termination; it being expressly understood and agreed that nothing in this clause (ii) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide any coverage after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); and (iii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

     5. Certain Terminations of Employment.
        -----------------------------------
         5.1 Termination for Cause; Termination of Employment by the
             -------------------------------------------------------
Executive without Good Reason.
-----------------------------
     (a)  For purposes of this Agreement, "Cause" shall mean
          (i) the Executive's conviction of a felony or a crime of moral turpitude; or

          (ii) the Executive's commission of unauthorized acts intended to result in the Executive's personal enrichment at the material expense of the Company; or

          (iii) the Executive's material violation of the Executive's duties or responsibilities to the Company which constitute willful misconduct or dereliction of duty, or the material breach of the covenants contained in Section 6; or

          (iv) the Executive's other material breach of this Agreement which breach shall have continued unremedied for 10 days after written notice by the Company to the Executive specifying such breach.

     (b) The Company may terminate the Executive's employment hereunder for Cause, and the Executive may terminate his employment upon written notice to the Company which specifies an effective date of termination of employment not less than 30 days from the date of such notice. If the Company terminates the Executive for Cause, or the Executive terminates his employment and the termination by the Executive is not covered by Section 4, 5.2, or 5.3, (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded but not yet paid) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in Section 3.7); and (ii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

     5.2  Termination Without Cause; Termination for Good Reason.
          -------------------------------------------------------

     (a) For purposes of this Agreement, "Good Reason" shall mean the existence of any one or more of the following conditions that shall continue for more than 45 days following written notice thereof by the Executive to the
Company:

          (i) the material reduction of the Executive's authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive's position or positions with the Company;

          (ii) the relocation of the Executive's office to more than 50 miles from the George Washington

Bridge;

          (iii) the failure by the Company to obtain an agreement in form and substance reasonably satisfactory to the Executive from any successor to the business of the Company upon a Change of Control (as defined below) to assume and agree to perform this Agreement; or

          (iv)  the Company's material and continuing breach of this Agreement.

     (b) The Company may terminate the Executive's employment at any time for any reason and the Executive may terminate the Executive's employment with the Company for Good Reason. If the Company terminates the Executive's employment and the termination is not covered by Section 4, 5.1 or 5.3, or the Executive terminates his employment for Good Reason and the termination by the Executive is not covered by Section 5.3, (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded but not yet paid) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in Section 3.7); (ii) the Executive shall receive for a period of nine months after termination of employment (A) the Annual Salary that the Executive was receiving at the time of such termination of employment, payable in accordance with Section 3.1 and (B) such continuing coverage under the benefit plans and programs the Executive would have received under this Agreement as would have applied in the absence of such termination; it being expressly understood and agreed that nothing in this clause (ii) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide any coverage after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all outstanding unvested options held by the Executive shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and the Executive shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under
Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended; and
(iv) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

     5.3 Certain Terminations after Change of Control.
         --------------------------------------------
     (a) For purposes of this Agreement, "Change of Control" means the occurrence of one of the following:

          (i)   a "person" or "group" within the meaning of sections
                13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company (including options, warrants, rights and convertible and exchangeable securities) representing 50% or more of the combined voting power of the Company's then outstanding securities in any one or more transactions; provided, however, that purchases by employee benefit plans of the Company and by the Company or its affiliates shall be disregarded; or

          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of the Company; or

          (iii) a merger or consolidation, or a transaction having a similar effect unless such merger, consolidation or similar transaction is with a subsidiary of the Company or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of the Company's outstanding common stock (the "Common Stock") at such time, where (A) the Company is not the surviving corporation, (B) the majority of the Common Stock of the Company is no longer held by the stockholders of the Company immediately prior to the transaction, or (C) the Company's Common Stock is converted into cash, securities or other property (other than the common stock of a company into which the Company is merged).

     (b) If, within the one-year period commencing upon any Change of Control, the Executive is terminated by the Company or a successor entity and the termination is not covered by Section 4 or 5.1, or, within such period, the Executive elects to terminate his employment after the Company materially reduces the Executive's authority, duties and responsibilities, or assigns the Executive duties materially inconsistent with the Executive's position or positions with the Company prior to such Change of Control, (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded but not yet paid) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in
Section 3.7); (ii) the Executive shall receive for a period of one year after termination of employment (A) the Annual Salary that the

Executive was receiving at the time of such termination of employment, payable in accordance with Section 3.1 and (B) such continuing coverage under the benefit plans and programs the Executive would have received under this Agreement as would have applied in the absence of such termination; it being expressly understood and agreed that nothing in this clause (ii) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide any coverage after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all outstanding unvested options held by the Executive shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and the Executive shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended; and (iv) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

     6. Covenant of the Executive.
        --------------------------

        6.1 Covenant Against Competition; Other Covenants.
            ---------------------------------------------
The Executive acknowledges that (i) the principal business of the

Company is the provision of a broad range of services designed to promote the cost-effective delivery of pharmacy benefits (such business, and any and all other businesses that after the date hereof, and from time to time during the Term, become material with respect to the Company's then-overall business, herein being collectively referred to as the "Business"); (ii) the Company is dependent on the efforts of a certain limited number of persons who have developed the Company's Business; (iii) the Company's Business is, in part, national in scope; (iv) the Executive's work for the Company has given and will continue to give him access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Executive contained in this Section 6 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 6. Accordingly, the Executive covenants and agrees that:

     (a) If at any time during his employment with the Company the Executive is no longer serving as General Counsel and is given a title or is otherwise assigned a position which principally has business responsibilities, and the Company gives the Executive notice of such fact, then during the period commencing on the date upon which the Executive receives such notice from the Company and ending one year following (i) termination of the Executive's employment with the Company (irrespective of the reason for such termination) or
(ii) payment of any Annual Salary in accordance with Section 4 or 5 hereof (unless such termination is by the Company without Cause), whichever occurs last, the Executive shall not engage, directly or indirectly (which includes, without limitation, owning, managing, operating, controlling, being employed by, giving financial assistance to, participating in or being connected in any material way with any person or entity other than the Company), anywhere in the United States in (i) the Business and (ii) any component of the Business; provided, however, that the Executive's ownership as a passive investor of less than two percent (2%) of the issued and outstanding stock of a publicly held corporation shall not be deemed to constitute competition.

     (b) During and after the period during which the Executive is employed, the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its affiliates (the "Confidential Company Information"), including, without limitation, information with respect to (i) the strategic plans, budgets, forecasts, intended expansions of product, service, or geographic markets of the Company and its affiliates,
(ii) sales figures, contracts, agreements, and undertakings with or with respect to customers, (iii) profit or loss figures, and (iv) customers, clients, suppliers, sources of supply and customer lists, and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement. Notwithstanding the foregoing, this
Section 6.1(b) shall not apply to the extent that the Executive is acting to the extent necessary to comply with legal process; provided that in the event that the Executive is subpoenaed to testify or to produce any information or documents before any court, administrative agency or other tribunal relating to any aspect pertaining to the Company, he shall immediately notify the Company thereof.

     (c) During the period commencing on the date hereof and ending two years following the date upon which the Executive shall cease to be an employee of the Company or its affiliates, the Executive shall not, without the Company's prior written consent, directly or indirectly, solicit or encourage to leave the employment or other service of the Company or any of its affiliates, any employee or independent contractor thereof or hire (on behalf of the Executive or any other person or entity) any employee or independent contractor who has left the employment or other service of the Company or any of its affiliates within one year of the termination of such employee's or independent contractor's employment or other service with the Company and its affiliates. During such period, the Executive will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates' relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Term is or was a customer or client of the Company or any of its affiliates.

     (d) All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive concerning the Business of the Company and its affiliates shall be the Company's property and shall be delivered to the Company at any time on request.

        6.2 Rights and Remedies upon Breach.
            --------------------------------

     (a) The Executive acknowledges and agrees that any breach by him of any of the provisions of Section 6.1 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 6.1, the Company and its affiliates shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages):

        (i) The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

        (ii) The right and remedy to require the Executive to account for and pay over to the Company and its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to the Company and, if applicable, its affected affiliates.

     (b) The Executive agrees that in any action seeking specific performance or other equitable relief, he will not assert or contend that any of the provisions of this Section 6 are unreasonable or otherwise unenforceable. The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

     7.  Other Provisions.
         -----------------

       7.1 Severability. The Executive acknowledges and agrees that (i) he has
           ------------
had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the

Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     7.2 Duration and Scope of Covenants. If any court or other decision-maker
         -------------------------------
of competent jurisdiction determines that any of Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     7.3 Enforceability; Jurisdictions. Any controversy or claim arising out of
         -----------------------------
or relating to this Agreement or the breach of this Agreement that is not resolved by Executive and the Company (or its affiliates, where applicable), other than those arising under Section 6, to the extent necessary for the Company (or its affiliates, where applicable) to avail itself of the rights and remedies provided under Section 6.2, shall be submitted to arbitration in New York, New York in accordance with New York law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company (or its affiliates, where applicable) and Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

     7.4 Notices. Any notice or other communication required or permitted
         -------
hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                       (i) If to the Company, to:

                           MIM Corporation
                           One Blue Hill Plaza
                           15th Floor
                           P.O. Box 1670
                           Pearl River, New York 10965-8670
                           Attention:  Richard H. Friedman

                           with a copy to:

                           Rogers & Wells
                           200 Park Avenue - Suite 5200
                           New York, New York  10166-0153
                           Attention:  Richard A. Cirillo

                      (ii) If to the Executive, to:

                           Barry A. Posner
                           105 West 73rd Street
                           Apartment 6C
                           New York, New York  10023

Any such person may by notice given in accordance with this Section 7.4 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

     7.5 Entire Agreement. This Agreement contains the entire agreement between
         ----------------
the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     7.6 Waivers and Amendments. This Agreement may be amended, superseded,
         ----------------------
canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

     7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     7.8 Assignment. This Agreement, and the Executive's rights and obligations
         ----------
hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company (without limiting the Executive's rights under Section 5.3) may assign this Agreement and its rights hereunder.

     7.9 Withholding. The Company shall be entitled to withhold from any
         -----------
payments or deemed payments any amount of tax withholding required by law.

     7.10 Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

     7.11 Counterparts. This Agreement may be executed by the parties hereto in
          ------------
separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

     7.12 Survival.  Anything contained in this Agreement to the contrary
          --------
notwithstanding, the provisions of Sections 6, 7.3 and 7.9, and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 6, 7.3 and 7.9), shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

     7.13 Existing Agreements. Executive represents to the Company that he is
          -------------------
not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder.

     7.14 Headings. The headings in this Agreement are for reference only and
          --------
shall not affect the interpretation of this Agreement.

     7.15 Parachutes. If all, or any portion, of the payments provided under
          ----------
this Agreement, either alone or together with other payments and benefits which the Executive receives or is entitled to receive from the Company or an affiliate, would constitute an excess "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Section 280G of the Code.

     IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.



                              /s/ Richard H. Friedman
                              -----------------------------------
                              MIM CORPORATION
                              By:  Richard H. Friedman
                                   its Chief Operating Officer



                              /s/ Barry A. Posner
                              -----------------------------------
                                Barry A. Posner



NB142875

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